Exhibit 31.4
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
I, Paul P. Egge, certify that:
1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Stellar Bancorp, Inc. for the fiscal year ended December 31, 2025;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 17, 2026

/s/ Paul P. Egge
Paul P. Egge
Chief Financial Officer